EXHIBIT 99

[LOGO] KADANT                                                               NEWS
AN ACCENT ON INNOVATION
One Acton Place, Suite 202
Acton, MA 01720

Investor contact: Thomas M. O'Brien, 978-776-2000
Media contact: GreatPoint Communications, 978-392-6866


                   Kadant Reports 2003 Second Quarter Results


ACTON, Mass., July 23, 2003 - For the second quarter of 2003, Kadant Inc. (NYSE:KAI) reported GAAP net income of $3.9 million, or $.28 per diluted share, versus $2.5 million, or $.20 per diluted share, in the 2002 period. Earnings per diluted share in 2003 included a net gain of $.01 due to restructuring and unusual items and, in 2002, a gain of $.02 from the repurchase of debt. Revenues in the second quarter of 2003 increased 20 percent to $55.8 million (including $3.3 million from the favorable effect of currency translation), compared with $46.4 million a year ago.

         "We are pleased to report another solid quarter, especially at a time when we see little relief from economic and industry pressures in North America and Europe," said William A. Rainville, chairman and chief executive officer of Kadant. "Net income for the quarter rose more than 50 percent over last year on the 20 percent increase in revenues. The driving force behind this performance continues to be strong sales of our stock-preparation systems in China, coupled with tight spending controls and a shift to net interest income.

         "China is the fastest-growing market in the world, and one where we have maintained a leading position in our industry. High demand for our systems that recover and process usable fiber from wastepaper has resulted in more than $17 million in orders from China in the first half of 2003. We expect to receive additional orders from China during the balance of the year, although not at this level.

         "In our composite building products business, revenues for the quarter grew better than 50 percent to $3.4 million from $2.2 million a year ago, resulting in breakeven operating performance. While decking products have been our primary source of revenues for this business, we expect to begin seeing modest sales of our composite slate roof tiles later in the year."

         Mr. Rainville added, "As we stated previously, we anticipated a stronger first half due to the timing of orders from China. Therefore, we are maintaining our earnings guidance of $.84 to $.92 per diluted share (on a GAAP basis) for the full year, and expect to generate revenues of $195 to $200 million. For the third quarter of 2003, we expect to earn from $.17 to $.19 per diluted share (on a GAAP basis), on revenues of $44 to $46 million."

                                     -more-

Financial Highlights (unaudited)
(In thousands except per share amounts and percentages)
                                                                   Three Months Ended                      Six Months Ended
                                                           ---------------------------------       --------------------------------
Consolidated Statement of Operations                       June 28, 2003    June 29, 2002(a)       June 28, 2003    June 29, 2002(a)
-----------------------------------------------------------------------------------------------------------------------------------
Revenues                                                   $      55,784    $         46,378       $     107,159    $        89,718
                                                           -------------    ----------------       -------------    ---------------

Costs and Operating Expenses:
   Cost of revenues                                               35,086              28,378              67,294             55,565
   Selling, general, and administrative expenses                  13,382              12,576              26,894             25,267
   Research and development expenses                               1,310               1,152               2,353              2,440
   Restructuring and unusual items                                  (180)                  -                (180)             3,637
                                                           -------------    ----------------       -------------    ---------------
                                                                  49,598              42,106              96,361             86,909
                                                           -------------    ----------------       -------------    ---------------

Operating Income                                                   6,186               4,272              10,798              2,809
Interest Income                                                      214                 623                 450              1,278
Interest Expense                                                     (11)             (1,207)                (28)            (2,636)
Other Income                                                           -                 414                   -                461
                                                           -------------    ----------------       -------------    ---------------
Income Before Provision for Income Taxes, Minority
   Interest, and Cumulative Effect of Change in
   Accounting Principle                                            6,389               4,102              11,220              1,912
Provision for Income Taxes                                         2,428               1,552               4,264                720
Minority Interest Expense                                             72                   1                  72                  2
                                                           -------------    ----------------       -------------    ---------------
Income Before Cumulative Effect of Change in
   Accounting Principle                                            3,889               2,549               6,884              1,190

Cumulative Effect of Change in Accounting Principle
   (net of income tax benefit of $12,420)                              -                   -                   -            (32,756)
                                                           -------------    ----------------       -------------    ---------------

Net Income (Loss)                                          $       3,889    $          2,549       $       6,884    $       (31,566)
                                                           =============    ================       =============    ===============

Earnings per Share Before Cumulative Effect of Change
   in Accounting Principle
    Basic                                                  $         .29    $            .20       $         .51    $           .10
                                                           =============    ================       =============    ===============
    Diluted                                                $         .28    $            .20       $         .50    $           .10
                                                           =============    ================       =============    ===============
Earnings (Loss) per Share
    Basic                                                  $         .29    $            .20       $         .51    $         (2.56)
                                                           =============    ================       =============    ===============
    Diluted                                                $         .28    $            .20       $         .50    $         (2.52)
                                                           =============    ================       =============    ===============
Weighted Average Shares
    Basic                                                         13,601              12,446              13,588             12,343
                                                           =============    ================       =============    ===============
    Diluted                                                       13,908              12,661              13,837             12,508
                                                           =============    ================       =============    ===============


                                                                   Three Months Ended                      Six Months Ended
                                                           ---------------------------------       --------------------------------
Adjusted Diluted Earnings per Share (b)                    June 28, 2003       June 29, 2002       June 28, 2003      June 29, 2002
-----------------------------------------------------------------------------------------------------------------------------------
GAAP Diluted Earnings (Loss) per Share                     $         .28    $            .20       $         .50    $         (2.52)
Restructuring and Unusual Items                                     (.01)                  -                (.01)               .18
Gain on Repurchases of Debt                                            -                (.02)                  -               (.02)
Cumulative Effect of Change in Accounting Principle                    -                   -                   -               2.61
                                                           -------------    ----------------       -------------    ---------------
                                                           $         .27    $            .18       $         .49    $           .25
                                                           =============    ================       =============    ===============


                                                                   Three Months Ended                      Six Months Ended
                                                           ---------------------------------       --------------------------------
Business Segment Information                               June 28, 2003       June 29, 2002       June 28, 2003      June 29, 2002
-----------------------------------------------------------------------------------------------------------------------------------
Revenues:
    Pulp and Papermaking Equipment and Systems             $      50,674    $         41,923       $      96,231    $        82,500
    Composite and Fiber-based Products                             5,110               4,455              10,928              7,218
                                                           -------------    ----------------       -------------    ---------------
                                                           $      55,784    $         46,378       $     107,159    $        89,718
                                                           =============    ================       =============    ===============
Gross Profit Margin:
    Pulp and Papermaking Equipment and Systems                       37%                 40%                 38%                39%
    Composite and Fiber-based Products                               37%                 32%                 35%                26%
                                                           -------------    ----------------       -------------    ---------------
                                                                     37%                 39%                 37%                38%
                                                           =============    ================       =============    ===============
Operating Income:
    Pulp and Papermaking Equipment and Systems             $       6,691    $          5,024       $      11,931    $         6,907
    Composite and Fiber-based Products (c)                           571                  98                 983             (2,375)
    Corporate                                                     (1,076)               (850)             (2,116)            (1,723)
                                                           -------------    ----------------       -------------    ----------------
                                                           $       6,186    $          4,272       $      10,798    $         2,809
                                                           =============    ================       =============    ===============
Adjusted Operating Income (Excludes Restructuring
   and Unusual Items) (b):
    Pulp and Papermaking Equipment and Systems (d)         $       6,511    $          5,024       $      11,751    $         8,905
    Composite and Fiber-based Products (e)                           571                  98                 983               (736)
    Corporate                                                     (1,076)               (850)             (2,116)            (1,723)
                                                           -------------    ----------------       -------------    ---------------
                                                           $       6,006    $          4,272       $      10,618    $         6,446
                                                           =============    ================       =============    ===============

                                     -more-




                                                                   Three Months Ended                      Six Months Ended
                                                           ---------------------------------       --------------------------------
Business Segment Information (continued)                   June 28, 2003       June 29, 2002       June 28, 2003      June 29, 2002
-----------------------------------------------------------------------------------------------------------------------------------
Bookings:
    Pulp and Papermaking Equipment and Systems             $      38,516    $         42,548       $      96,644    $        86,292
    Composite and Fiber-based Products                             4,886               6,268               7,825              9,256
                                                           -------------    ----------------       -------------    ---------------
                                                           $      43,402    $         48,816       $     104,469    $        95,548
                                                           =============    ================       =============    ===============
Capital Expenditures:
    Pulp and Papermaking Equipment and Systems             $         359    $            419       $         561    $           631
    Composite and Fiber-based Products                               228                 327                 876                590
    Corporate                                                          8                   7                  11                127
                                                           -------------    ----------------       -------------    ---------------
                                                           $         595    $            753       $       1,448    $         1,348
                                                           =============    ================       =============    ===============


                                                                   Three Months Ended                      Six Months Ended
                                                           ---------------------------------       --------------------------------
Cash Flow and Other Data                                   June 28, 2003       June 29, 2002       June 28, 2003      June 29, 2002
-----------------------------------------------------------------------------------------------------------------------------------
Cash Provided by Operations                                      $ 4,098             $ 9,371             $ 3,058           $ 12,617
Depreciation and Amortization Expense                              1,322               1,245               2,607              2,587


Balance Sheet Data                                                                                 June 28, 2003      Dec. 28, 2002
-----------------------------------------------------------------------------------------------------------------------------------
Cash and Short-term Investments                                                                         $ 52,482           $ 44,429
Short- and Long-term Debt                                                                                    598              1,165
Shareholders' Investment                                                                                 197,726            181,257

(a) Restated to reflect the reclassification to other income of an extraordinary item in accordance with the adoption of SFAS No.
    145, resulting from repurchases of our subordinated convertible debentures. In addition, the six-month period ended
    June 29, 2002, was restated to include a transitional goodwill impairment charge recorded as a cumulative effect of change in accounting principle in accordance with the adoption of SFAS No. 142.
(b) In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP financial measures of adjusted diluted EPS and adjusted operating income, which exclude restructuring and other non-recurring items. We exclude these items because they are outside our normal operations. We believe that providing such non-GAAP measures helps investors to gain a better understanding of our operating results from period to period, and is consistent with how we measure our performance.
(c) Includes operating income of $26 and $110 in the three- and six-month periods ended June 28, 2003, respectively, and operating losses of $677 in the three-month period ended June 29, 2002, and $2,847 (including restructuring and unusual costs of $1,116)
    in the six-month period ended June 29, 2002, from the composite building products business.
(d) Excludes net restructuring costs and unusual income of $180 in the three- and six-month periods ended June 28, 2003, and restructuring and unusual costs of $1,998 in the six-month period ended June 29, 2002.
(e) Excludes restructuring and unusual costs of $1,639 in the six-month period ended June 29, 2002.

         Kadant will hold its earnings conference call on Thursday, July 24, 2003, at 11 a.m. Eastern time. To listen, call 800-709-2159 within the U.S., or 973-582-2810 outside the U.S. You can also listen to the call live on the Web by visiting www.kadant.com and clicking on "Investors." An audio archive of the call will be available on our Web site until August 21, 2003.

         Kadant Inc. is a leading supplier of a range of products for the global papermaking and paper recycling industries, including stock-preparation equipment, water-management systems, and papermaking accessories. We also develop and manufacture composite building materials produced from recycled fiber and plastic. Kadant, based in Acton, Massachusetts, reported $186 million in revenues in 2002 and employs approximately 1,100 people worldwide. For more information, please visit www.kadant.com.

         The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements regarding our future financial and operating performance, our sales prospects and market position in China, and performance of our composite building products business. Important factors that could cause actual results to differ materially from those indicated by such statements are set forth under the heading "Risk Factors" in Kadant's quarterly report on Form 10-Q for the fiscal quarter ended March 29, 2003. These include risks and uncertainties relating to our dependence on the pulp and paper industry; international sales and operations; competition; ability to manufacture and distribute composite building products, and the seasonality in sales and the long-term performance of such products; availability of raw materials and exposure to commodity price fluctuations related to the manufacture of composite and fiber-based products; acquisition strategy; protection of patents and proprietary rights; fluctuations in quarterly operating results; and obligations or other consequences arising from our spinoff from Thermo Electron Corporation. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

                                      ###